 Exhibit 99.1

Arax Holdings Corp. Congratulates:

Two Years of Core Blockchain Innovation

Dear Core Blockchain Core Team and Community,

Today, ARAX and the Core Team come together to celebrate the two-year anniversary of the release of Core Blockchain. It’s a time to reflect on the outstanding achievements the Core team accomplished and look forward to an exciting future.

Since its inception, Core Blockchain has set a new standard for security, sustainability, and innovation in the blockchain industry. The groundbreaking technology they’ve developed has revolutionized decentralized financial and data management solutions, serving as a beacon of integrity in the digital platform economies.

The Core team’s vision, creativity, and leadership have been instrumental in developing this revolutionary platform. Their relentless pursuit of excellence and dedication to pushing the boundaries of what's possible has inspired us all.

Their hard work and commitment have brought this vision to life, shaping a platform that not only meets the needs of today but also anticipates the challenges of tomorrow. Their efforts have connected technologies, cloud platforms, and devices in new and innovative ways, leading a new era of Decentralized Physical Infrastructure Networks (DePIN) and revolutionizing data strategies.

As our esteemed blockchain solutions provider, Cores' trust and loyalty have been significant in our journey to launch some of the world's pioneering operational DePIN solutions platforms. Their collaboration and support have played a key role in deploying practical solutions and demonstrating the transformative potential of Core Blockchain technology. This is not merely an imagination of the future—it's already a reality.

ARAX, with its BaaP solution, is unlocking new features in tokenized real-world processes (RWP) for logistics, digital twins, and asset management by starting to roll out a number of pilot projects based on Core Blockchain Enterprise technology and custom DePIN platforms. These include tokenizing real-world assets (RWA) like financial instruments, creating innovative smart city gateways and solutions, transforming access control, setting up first response mesh connectivity, and bridging Web2 into Web3 and Industry 4.0. This is just the beginning.

ARAX takes pride in contributing to Core Blockchain's robust, open-source network. This powerful network enables individuals and organizations to manage their own data while playing a pivotal role in shaping the future of business intelligence platforms. With vast potential still to be unlocked, ARAX is excited about the prospects that lie ahead.

Michael Loubser, CEO of ARAX, confirms, "It is already clear that a metamorphic transformation is coming that will be seamless if we are wise enough, exhilarating inclusivity if we care enough, and successful if we are fortunate enough—but a transformation to decentralized data ownership, data exchange networks, and connectivity is coming whether we like it or not."

As we celebrate this anniversary, we look forward to continuing our journey of innovation and transformation. Here's to many more years of success, groundbreaking advancements, and revolutionizing the world of blockchain!

On behalf of the ARAX Board of Directors, our business development colleagues, Rae Glasgow and Matt Kimmel, and every ARAX stakeholder, I want to offer heartfelt congratulations and excitement for an amazing future to come.

Michael Loubser

CEO, ARAX Holdings Corp

On behalf of the ARAX Holdings Corp Board of Directors

We invite our shareholders and the wider community to explore our technologies to gain a comprehensive understanding of ARAX's mission, technological ecosystem, and our vision for the future of decentralized enterprise solutions and DePIN.

For media inquiries, please contact:
Email Address: press@arax.cc

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Investor@arax.cc
Arax Holdings Corp
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